    As filed with the Securities and Exchange Commission on July 23, 2002
                                                      Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           -------------------------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

                         Delaware                                              13-3870996
(State or other jurisdiction of incorporation or organization)      (IRS Employer Identification No.)

                              450 West 33rd Street
                            New York, New York 10001
               (Address of principal executive offices) (Zip Code)

                           -------------------------

                          DoubleClick Inc. 401(k) Plan

                            (Full title of the plans)

                           -------------------------

                                  Kevin P. Ryan
                             Chief Executive Officer
                                DoubleClick Inc.
                              450 West 33rd Street
                            New York, New York 10001
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum     Proposed Maximum
  Title of Each Class of                Amount to be      Offering Price         Aggregate           Amount of
Securities to be Registered             Registered(1)       per Share(2)       Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------------------
DoubleClick Inc. 401(k) Plan
Common Stock, $0.001 par value(3)        500,000               $5.30           $2,650,000           $243.80
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Common Stock of DoubleClick Inc. (the "Registrant") which become issuable under Registrant's 401(k) Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 19, 2002, as reported by the Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate of interests to be offered or sold pursuant to the DoubleClick Inc. 401(k) Plan.

================================================================================

                                     PART II
               Information Required in the Registration Statement

         On November 9, 1999, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-90653) relating to 5,000 shares of Common Stock to be offered and sold under the DoubleClick Inc. 401(k) Plan (the "Plan"). The number of shares of Common Stock to be offered and sold under the Plan increased to 10,000 after a 2-for-1 stock split that occurred on December 20, 1999. The Registration Statement on Form S-8 (File No. 333-90653) was supplemented by a Registration Statement on Form S-8 (File No. 333-95105) filed on January 20, 2000 relating to 400,000 shares of Common Stock to be offered and sold under the Plan. The contents of such prior Registration Statements are incorporated into this Registration Statement by reference.

Item 3.  Incorporation of Documents by Reference

         DoubleClick Inc. and the DoubleClick Inc. 401(k) Plan hereby incorporate by reference in this Registration Statement the following documents previously filed with the SEC:

         (a) DoubleClick's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 29, 2002;

         (b) DoubleClick's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, filed with the SEC on May 15, 2002;

         (c) DoubleClick's Current Reports on Form 8-K filed with the SEC on January 16, 2002, January 29, 2002, February 11, 2002, and April 3, 2002;

         (d) The Annual Report on Form 11-K for the DoubleClick Inc. 401(k) Plan, filed with the SEC on July 2, 2002.

         (e) DoubleClick's Registration Statement No. 000-23709 on Form 8-A filed with the SEC on February 2, 1998 and amended on February 9, 1998 and December 1, 1998, in which there is described the terms, rights and provisions applicable to DoubleClick's outstanding common stock.

         All documents filed by DoubleClick and the DoubleClick Inc. 401(k)
Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         The amended and restated certificate of incorporation of DoubleClick provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), no director of DoubleClick shall be personally liable to DoubleClick or its stockholders for monetary damages for any breach of fiduciary duty as a director. Under the DGCL, the directors have a fiduciary duty to DoubleClick which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to DoubleClick, for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. DoubleClick has obtained liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision does not eliminate or limit the liability of the director: (i) for any breach of the director's duty of loyalty to DoubleClick or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation or bylaws, any agreement, a vote of stockholders or otherwise. DoubleClick's amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that DoubleClick shall fully indemnify any person who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of DoubleClick, or is or was serving at the request of DoubleClick as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 7.  Exemption from Registration Claimed

         Inapplicable.

Item 8.  Exhibits

Exhibit
Number       Exhibit
------       -------
4            Instruments Defining Rights of Stockholders. Reference is made to
             DoubleClick's Registration Statement No. 000-23709 on Form 8-A, and
             the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement
5.1          Opinion of Brobeck, Phleger & Harrison LLP
23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
             5.1

         The undersigned Registrant hereby undertakes that it will submit the Plan, as amended, to the Internal Revenue Service ("IRS") for a determination letter in a timely manner and has or will make all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings

         A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
Registrant.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 23, 2002.

                                       DoubleClick Inc.

                                       By: /s/ Kevin P. Ryan
                                          ------------------------------------
                                          Kevin P. Ryan
                                          Chief Executive Officer and Director

                             POWER OF ATTORNEY

         We, the undersigned officers and directors of DoubleClick Inc., a Delaware corporation, hereby severally constitute and appoint Kevin P. Ryan and Bruce Dalziel, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary, advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                      Title                       Date
---------------------------------------  ---------------------------------------    -------------------
/s/ Kevin J. O'Connor                    Chairman of the Board                        July 23, 2002
---------------------------------------
           Kevin J. O'Connor

/s/ Kevin P. Ryan                        Chief Executive Officer (principal           July 23, 2002
---------------------------------------  executive officer) and Director
             Kevin P. Ryan

/s/ Dwight A. Merriman                   Director                                     July 23, 2002
---------------------------------------
          Dwight A. Merriman

/s/ David N. Strohm                      Director                                     July 23, 2002
---------------------------------------
            David N. Strohm

/s/  Mark E. Nunnelley                   Director                                     July 23, 2002
---------------------------------------
           Mark E. Nunnelley

/s/ W. Grant Gregory                     Director                                     July 23, 2002
---------------------------------------
           W. Grant Gregory

/s/ Don Peppers                          Director                                     July 23, 2002
---------------------------------------
              Don Peppers

/s/ Thomas S. Murphy                     Director                                     July 23, 2002
---------------------------------------
           Thomas S. Murphy

/s/ Bruce Dalziel                        Chief Financial Officer                      July 23, 2002
---------------------------------------  (principal financial officer)
             Bruce Dalziel


/s/ Thomas Boyle                         Corporate Controller                         July 23, 2002
---------------------------------------  (principal accounting officer)
             Thomas Boyle

Pursuant to the requirements of the Securities Act of 1933, as amended, the DoubleClick Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 23, 2002.

                                          DOUBLECLICK INC. 401(K) PLAN

                                          By: DoubleClick Inc.
                                              __________________________________
                                              (plan administrator)

                                          By: /s/ Elizabeth Wang
                                              __________________________________
                                              Name:
                                              Title:

Exhibit
Number       Exhibit
------       -------
4            Instruments Defining Rights of Stockholders. Reference is made to
             DoubleClick's Registration Statement No. 000-23709 on Form 8-A, and
             the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement
5.1          Opinion of Brobeck, Phleger & Harrison LLP
23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
             5.1